AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH ___, 2008
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNCOAST NUTRICEUTICALS, INC.
(Name of  issuer in its charter)

Delaware	2844	20-3369799
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

14404 North Road
Loxahatchee, FL 33470
(561) 995-7345
Fax: (561) 995-4626
___________________________________________
(Address and Telephone Number of Principal Executive Offices)

KEVIN McDONNELL
14404 North Road
Loxahatchee, FL 33470
(561) 995-7345
Fax: (561) 995-4626
___________________________________________
(Name, Address and Telephone Number of Agent for Service)

Copy to:

William J. Reilly, Esq.
401 Broadway, Suite 912
New York, NY 10013
(212) 683-1570

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

   CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	3,500,000	(1)	$0.50	(2)	$1,750,000	$68.78
Common Stock, $.001 par value per share	1,000,000	(3)	$0.50		$500,000	$19.65
Total	4,500,000				$2,250,000	$88.43

(1)  Offered by selling stockholders.  The 3,500,000  shares of  Suncoast  Nutriceuticals,  Inc. common  stock that are owned by the Patient Portal Technologies, Inc. are being registered for a spin-off distribution to the Patient Portal Technologies, Inc. shareholders

(2)  Estimated  solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended,  based on the exercise price of the Registrant's  Class "B" Common Stock Purchase  Warrants  at $.50 per share.

(3)  Offered by selling stockholders and issuable upon the exercise of 500,000 Class “A” Common Stock Purchase Warrants and 500,000 Class “B” Common Stock Purchase Warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH ___, 2008

Suncoast Nutriceuticals, Inc.

4,500,000 Shares of Common Stock, Including 3,500,000 Shares for a Spin Off Distribution

This prospectus covers 4,500,000 shares of our common stock, including 3,500,000 shares of common stock owned by Patient Portal Technologies, Inc. which will be distributed to the shareholders of Patient Portal Technologies, Inc. Shareholders of Patient Portal Technologies, Inc. will receive 1 share of Suncoast Nutriceuticals common stock for every approximately 10 shares of Patient Portal Technologies, Inc. Common Stock that they hold as of the record date for the distribution. Fractional shares will be rounded up to the nearest whole number. The record date for the distribution will correspond to the effective date of the registration statement, and the distribution percentage will be fixed on that date. Distribution of the common stock to the Patient Portal Technologies, Inc shareholders will be made within 30 days of the date of the final prospectus.

The selling shareholders listed on page ___ of this prospectus are offering up to 4,500,000 shares of our common stock under this prospectus. The number of shares that the selling shareholders may sell are comprised of (1) 3,500,000 shares being distributed by Patient Portal Technologies, Inc. to its shareholders and (ii) 1,000,000 shares of common stock which selling shareholders will receive if they exercise warrants for the purchase of shares of common stock. Through this prospectus, we are only registering the re-sale of the shares of common stock, including those to be issued upon the exercise of warrants.

Patient Portal Technologies, Inc. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders. The shareholders of Patient Portal Technologies, Inc. receiving shares in the distribution may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

There is currently no public market for the Company's securities. Until such time as a market price for our Common Stock is quoted on the OTC Bulletin Board, the selling shareholders will sell their shares at a price of $.50 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not necessarily receive any proceeds from the sale of the shares of common stock by the selling shareholders. The shares of common stock registered in this offering that are issuable upon the exercise of warrants are exercisable at prices from $.25 to $.50 per Share and do not contain cashless exercise provisions. If these warrants are fully exercised, we will receive approximately $375,000 from the selling shareholders by reason of the exercise of the warrants.

Our common stock is not publicly traded. An application has been filed with FINRA for the public trading of our Common Stock on the OTC Bulletin Board, but there is no assurance that the Company's Common Stock will be quoted on the OTC Bulletin Board or any Exchange.

The exercise or conversion of outstanding Common Stock Purchase Warrants will dilute the percentage ownership of our other stockholders and could adversely affect the market price of our common stock.

As of February 15, 2008, there were outstanding warrants to purchase an aggregate of 1,000,000 shares of our common stock. In addition, up to 1,000,000 Common Stock purchase options may be granted in the future under our 2005 Incentive Stock Option Plan, although as of February 15, 2008, no options had been granted under that Plan. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of such stock options, warrants or convertible securities, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK
See "Risk Factors" beginning on page ___.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is March ____, 2008

SUNCOAST NUTRICEUTICALS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Suncoast", "Company", "we," "us," or "our" refer to Suncoast Nutriceuticals, Inc.

General

We are a nutriceutical products marketing company specializing in the development, manufacture and sale of all-natural sun-care, skin-care, and body-care products. Our Company was organized in August, 2005 and on September 30, 2005 acquired Caribbean Pacific Natural Products, Inc. and its trademarks and product formulations from Patient Portal Technologies, Inc. through a share-exchange agreement. Simultaneously with this acquisition the trademarks and product formulations were assigned to Suncoast and the business operations of Caribbean Pacific were discontinued.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 14404 North Road, Loxahatchee, FL 33370, and our telephone number is (561) 995-7345. Our principal corporate website is www.suncoastnutriceuticals.com. Our Internet sales marketing will be conducted through two websites: www.CaribPac.com and www.SuncoastNaturals.

The Spin-Off Transaction

A total of 3,500,000 shares of our common stock are held by Patient Portal Technologies, Inc. Pursuant to this prospectus, Patient Portal Technologies, Inc will distribute all 3,500,000 shares of our common stock it owns to its shareholders. This equates to one (1) share of our common stock distributed to each Patient Portal Technologies, Inc shareholder for every approximately 10 shares of Patient Portal Technologies, Inc common stock held. Fractional shares will be rounded up to the nearest whole number. The spin-off is being undertaken to allow our management and the management of Patient Portal Technologies, Inc to focus on their respective businesses. As a result of the spin-off, our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Spin-Off" at page ___. We can offer no assurances that an active market for our securities will develop.

Patient Portal Technologies, Inc has indicated that it intends to distribute our common stock to its shareholders within 30 days after the registration statement is declared effective. We will not receive any proceeds from the spin-off of these shares of common stock.

About This Offering

This prospectus relates to a total of 4,500,000 shares of common stock of Suncoast Nutriceuticals, Inc. In addition to the 3,500,000 shares being distributed to the shareholders of Patient Portal Technologies, Inc. discussed above, we are registering a total of 1,000,000 shares of common stock which are issuable upon the conversion of 500,000 Class A Common Stock Purchase Warrants (exercisable at $.25 per share) and 500,000 Class B Common Stock Purchase Warrants (exercisable at $.50 per share). These Warrants are immediately exercisable and expire on December 31, 2010.

Estimated use of proceeds

We will not receive any of the proceeds resulting from the sale of the shares held by the selling stockholders. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.

SUMMARY OF THE OFFERING

Common stock offered by the Selling Stockholders	1,000,000

Common Stock to be distributed by Patient Portal Technologies, Inc.	3,500,000

Common Stock outstanding	10,275,000(1)

Fixed Price	The Selling Shareholders shall offer the shares at a fixed price of $.50 until such time as our shares are quoted on the OTC Bulletin Board, if ever.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

(1) Includes the 1,000,000 shares of common stock issuable upon the conversion of the outstanding Common Stock Purchase Warrants, but does not include 1,000,000 shares of common stock reserved for issuance pursuant to the 2005 Incentive Stock Option Plan (pursuant to which no options have been granted as of this date). Except as otherwise indicated, all references in this prospectus to the number of shares of common stock outstanding do not include the foregoing option shares.

SELECTED FINANCIAL DATA

   The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes included in this prospectus as of December 31, 2007 and the Report of Harris Rattray, CPA, Independent Certifying Public Accountant.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE INCURRED OPERATING LOSSES SINCE OUR INCEPTION.

Due to our minimal business operations, we have incurred net losses from operations in each quarter since inception. Our net loss for the fiscal year ended December 31, 2007 was ($34,152).  Our net loss for the year ended December 31, 2006 was ($8,725).   As of December 31,  2007,  we had a cumulative net loss of ($69,262) and a negative cash flow from operations. We expect to continue to incur losses for the foreseeable future. We expect to increase significantly our operating expenses in the near future as we attempt to build our brand, expand our customer base and develop products. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

WE WILL REQUIRE ADDITIONAL CAPITAL TO CONTINUE BUSINESS OPERATIONS AND ACHIEVE PROFITABILITY. WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING

The expansion and development of our business will require  significant additional capital, which we may be unable to obtain on suitable terms, or at all. We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. Unless our revenues increase, we will need to obtain at least $500,000 in additional capital during the next twelve months to continue our business operations. We cannot be sure that we will be able to obtain this needed capital from third parties on reasonable terms or at all. We believe that the future growth of our business operations over the next twelve to eighteen months to a level necessary to achieve profitable operations will require additional capital of at least $1,000,000. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, product development, general operations or any other initiatives.

At December 31, 2007, we had $36,715 in cash. Due to our recent entrance into the nutriceutical products industry and the inherent fixed costs mandated by this business, we presently require substantial working capital to fund our business and will need more in the future. Since we have thus far experienced a negative cash flow from operations and expect to continue to do so for the foreseeable future, we may need to raise additional funds through the issuance of equity, equity-related securities or debt. We cannot be certain that such additional financing will be available to us on reasonable terms or at all, and will be subject to a number of factors, including market conditions, our operating performance, and investor sentiment. If we are unable to raise this additional capital when we need to, or are otherwise unable to achieve profitable business operations, we may be unable to maintain our Company as a going concern and may be forced to discontinue operations.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE OR MANAGE. THESE ACQUISITIONS MAY DILUTE OUR SHAREHOLDERS' OWNERSHIP INTEREST IN OUR COMPANY, CAUSE US TO INCUR DEBT AND ASSUME CONTINGENT LIABILITIES AND IT MAY DECREASE THE VALUE OF OUR COMMON STOCK

Our business strategy contemplates the review of acquisition prospects that would complement our current product offerings, increase our size and geographic scope of operations, or otherwise increase our manufacturing capabilities and operating efficiency. To finance any such acquisitions, we may issue common stock, which would dilute our current shareholders' ownership interest and possibly decrease the value of our common stock, or we may borrow the money to make such acquisitions, which would result in an increase in our indebtedness, or we may issue common stock and borrow money. While there are no current agreements or negotiations underway with respect to any such acquisition or acquisitions, we may acquire or make investments in businesses or products in the future. We may not be able to integrate successfully businesses which we may acquire in the future without substantial expense, delays or other operational or financial problems. We may not be able to identify, acquire or profitably manage additional businesses.

 If we fail to perform adequate due diligence, we may acquire a company, product line or technology that:
(a) is not complementary to the business;
(b) is difficult to assimilate into the business;
(c) subjects the Company to possible liability for technology or product defects; or
(d) involves substantial additional costs exceeding estimated costs.

In addition, we also face the following risks in connection with our acquisitions:
(a) we may spend significant funds conducting negotiations and due diligence regarding a potential acquisition that may not result in a successfully completed transaction;
(b) we may be unable to negotiate acceptable terms of an acquisition;
(c) if financing is required to complete the acquisition, we may be unable to obtain such financing on reasonable terms, if at all; and
(d) negotiating and completing an acquisition, as well as integrating the acquisition into our operations, will divert management time and resources away from our current operations and increase our costs.

OUR LACK OF MANUFACTURING FACILITIES MAY RESULT IN UNEXPECTED DELAYS AND A LOSS OF REVENUE

We currently have no manufacturing capabilities and presently intend to rely on unaffiliated contract manufacturers to manufacture our entire product line.  Our reliance on the production schedules and capacities of one or more contract manufacturers may restrict our ability to achieve significant revenue growth or to develop new product lines. If we were to experience delays in the delivery of our finished products or the raw materials or components used to make such products, of if these suppliers were unable or unwilling to supply product, our customer relationships, revenues and earnings could suffer.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH TO ACHIEVE PROFITABILTY, IT MAY DECREASE THE VALUE OF OUR COMMON STOCK

As a company which needs to grow rapidly in order to achieve profitability, we will need to attract and retain talented management, marketing and sales personnel, either as employees of the Company or as contracted consultants. If we cannot effectively manage our growth, the ability to manufacture and distribute an increasing volume of our products while maintaining customer satisfaction will suffer.

Our reputation and ability to attract, retain and serve customers depends upon the reliable performance of our products and manufacturing processes. We anticipate that we will expand our operations significantly in the near future, and further expansion will be required to address the anticipated growth in our customer base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing systems and implement new systems, procedures and controls. In particular, the Company has in the past been unable to profitably serve its existing customer base because of inadequate production planning and inventory control systems, which led to product shortages and excessive delivery and distribution expenses.

In addition, we will need to expand, train and manage an increasing employee base in order to expand our business operations to a level which need to be profitable. We will also need to expand our financial, administrative and operations staffing in order to establish systems to prevent manufacturing and distribution problems. In this regard, we expect to hire two full-time executive employees within the next three months to increase our operational and marketing capabilities. We may not be able to effectively manage this growth. Our planned changes in personnel, systems, procedures and controls may be inadequate to support our future operations. If we are unable to alleviate the production and distribution problems which we have suffered in the past, to manage our planned growth effectively or if we experience manufacturing or supply disruptions during expansion, our revenue growth might not be sufficient to achieve profitable operations, which could result in a decrease in investor confidence in our business and a decline in the value of our common stock.

WE MAY BE SUBJECT TO INCREASED GOVERNMENT REGULATION OF THE INTERNET WHICH MAY HAVE A DETRIMENTAL EFFECT ON OUR BUSINESS.

Our business plan relies extensively on marketing and sales of our product line on the Internet. Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition or results of operation. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could increase our operating costs, limit our ability to offer services and reduce the demand for our services.

As our services are available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business.

OUR SALES MAY BECOME SUBJECT TO STATE AND LOCAL SALES TAXES..

A governmental body could impose sales and other taxes on the sales of our products over the Internet, which could increase the costs of doing business. A number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. No such laws have become effective to date. We cannot accurately predict whether the imposition of any such taxes would materially increase our costs of doing business or limit the market for our products.

RISKS RELATED TO THE SUN-CARE AND SKIN-CARE INDUSTRY

THE SUN CARE AND SKIN CARE INDUSTRIES ARE HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The industries in which we are seeking to compete are highly competitive and are comprised of companies with much stronger brand recognition and economic resources than our Company.

Our sun-care and skin-care  business  competes directly with entrenched, well-funded and highly regarded multi-national competitors such as Johnson & Johnson, Schering-Plough, and Lancome, as well as mass-market sun-care products such as Hawaiian Tropic and Banana Boat. Their earlier entry, greater resources and broader presence in the United States could make competing against these entities impracticable. Our e-commerce unit also faces intense competition from traditional retailers; websites maintained by online retailers of similar merchandise; and Internet portals and online service providers that feature shopping services, such as America Online and Yahoo! These competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive  pricing or inventory availability policies than we can.

We believe that our ability to compete successfully depends on many factors, including the quality of our products; the market acceptance of our products, websites and online services and the success of our sales and marketing efforts. However, we are faced with the challenge of gaining market recognition for our products and services, and we cannot be certain that we will have sufficient resources to establish our brands or achieve the level of commercial acceptance necessary for our offerings to effectively compete in this industry. The failure to create this recognized brand identity could have a material adverse effect on us.

Our products compete for consumer recognition and retail shelf space with products that have achieved significant international, national and regional brand name recognition and consumer loyalty. Our products also compete with new products that often accompanied by substantial promotional campaigns. These factors, as well as economic conditions, demographic trends, and discount pricing strategies by competitors could result in increased competition and could have a material adverse effect on our results of operations by reducing revenues and increasing marketing and sales costs which could result in sustained or increasing net losses.

CONSUMERS MAY REDUCE DISCRETIONARY PURCHASES OF OUR PRODUCTS AS A RESULT OF A GENERAL ECONOMIC DOWNTURN WHICH WOULD RESULT IN A DECREASE IN OUR OPERATIONS

We believe that consumer spending on sun care and skin care products is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience sustained periods of declines in sales during economic downturns, or in the event of terrorism or diseases affecting customers purchasing patterns. In addition, a general economic downturn may result in our customers stores and hotels, which may, in turn, result in reduced sales of our products. Any resulting material reduction in our sales could have a material adverse effect on our results of operations and financial condition. A reduction in our operations could require us to limit or cease certain business lines or spending on testing and marketing of new products.

RISKS RELATED TO OUR STOCK

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK. WITHOUT A TRADING MARKET, PURCHASERS OF THE SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES

There is a presently no publicly-quoted market price for our common stock and as a result our stock price could be extremely volatile. We have applied for listing of our Common Stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our Common Stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever develop be sustained. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock. Consequently, our stock price, if and when publicly-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.

EVEN IF PUBLICLY-TRADED IN THE FUTURE, OUR COMMON STOCK MAY BE SUBJECT TO "PENNY STOCK" RESTRICTIONS

If our common stock becomes publicly-traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock's market liquidity.

The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

THERE ARE A SIGNIFICANT NUMBER OF SHARES UNDERLYING OUR WARRANTS AND OPTIONS AND THE EXERCISE AND SALE OF THESE SHARES MAY CAUSE THE PRICE OF OUR STOCK TO DROP AND MAY SUBJECT OUR CURRENT SHAREHOLDERS TO SIGNIFICANT DILUTION

The exercise or conversion of outstanding warrants and options into shares of common stock will dilute the percentage ownership of our other stockholders and could cause the market price of our common stock to drop.

As of February 15, 2008, there were outstanding 1,000,000 Common Stock Purchase Warrants issued and outstanding. In addition, up to 1,000,000 options may be granted in the future under our 2005 Incentive Stock Option Plan, although as of February 15, 2008 no options had been granted under that Plan. The exercise or conversion of outstanding stock options and warrants will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of such stock options or warrants, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

OUR PRINCIPAL OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT

Currently, our officers, directors and principal shareholders, in the aggregate, beneficially own approximately 54% of our outstanding common stock. Upon the issuance of shares registered in this Offering and issuable upon the exercise of Warrants, they will own approximately 48% of the outstanding shares of Common Stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

-	election of our board of directors;
-	removal of any of our directors;
-	amendment of our certificate of incorporation or bylaws; and
-	adoption of measures that could delay or prevent a change incontrol or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers and principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO THE SPIN-OFF DISTRIBUTION

PATIENT PORTAL TECHNOLOGIES, INC. SHAREHOLDERS MAY WANT TO SELL THEIR SUNCOAST SHARES AFTER THEY ARE RECEIVED IN THE SPIN-OFF DISTRIBUTION AND THIS COULD ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES

Patient Portal Technologies, Inc. will distribute 3,500,000 shares of our common stock to its shareholders in the spin-off distribution. Management of Patient Portal Technologies, Inc. made the decision to invest in us without shareholder approval and the shareholders of Patient Portal Technologies, Inc that will now be our shareholders may not be interested in retaining their investment in us. Since Patient Portal Technologies, Inc. shareholders will receive registered shares in the distribution, they will be free to resell their shares immediately upon receipt. If any number of Patient Portal Technologies, Inc. shareholders offer their shares for sale, the market for our securities could be adversely affected.

USE OF PROCEEDS

 We will not receive any of the proceeds resulting from the sale of the shares held by the selling stockholders. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.

The important factors which may cause actual results to differ from the forward-looking statements contained herein include, but are not limited to, the following: lack of demand for our products, failure of our Internet-based marketing strategy, general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain key management; availability, terms and deployment  of capital;  business  abilities  and judgment of personnel; availability of qualified  personnel;  labor and employee benefit costs; availability and costs of raw materials and supplies; and changes in, or failure to comply with, government regulations. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this filing will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and expectations of the Company will be achieved.

THE SPIN-OFF OF OUR SHARES

RECORD DATE
Shareholders of Patient Portal Technologies, Inc will receive one (1)share of Suncoast common stock for approximately every 10 shares of Patient Portal Technologies, Inc. common stock owned of record on the date of this prospectus.

RECORD HOLDERS
Patient Portal Technologies, Inc. has 342 Shareholders of record and Suncoast currently has 41 shareholders of record. Following the distribution, Suncoast will approximately 383 shareholders of record.

PROSPECTUS	A copy of this prospectus will accompany each certificate being distributed to the Suncoast shareholders on the distribution date.

DISTRIBUTION DATE
3,500,000 shares of common stock will be delivered by Patient Portal Technologies, Inc. to Continental Stock Transfer Co., the distribution agent within ten days of the date of this Prospectus and the distribution agent will distribute the share certificates to the Patient Portal Technologies, Inc. Shareholders (along with a copy of this prospectus), within thirty days thereafter.

LISTING AND TRADING
There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. An application has been filed with FINRA for the public trading of our Common Stock on the OTC Bulletin Board, but there is no assurance that the Company's Common Stock will be quoted on the OTC Bulletin Board. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops, investor perception of our business, general market conditions, and our growth prospects.

BACKGROUND AND REASONS FOR THE SPIN-OFF

Suncoast Nutriceuticals, Inc. was formed in August, 2005 for the purpose of acquiring the nutriceutical product formulations and trademarks which were owned by Caribbean Pacific Natural Products, Inc., a subsidiary of Patient Portal Technologies, Inc. which had discontinued business operations. Patient Portal Technologies, Inc., pursuant to a share exchange agreement, received 3,500,000 shares of Suncoast Nutriceuticals, Inc. and a two-year promissory note in the principal amount of $250,000 in exchange for the assets. The maturity date of this note has been extended to 12/31/09.

Suncoast incurred $34,152 and $8,725 in operating losses for the fiscal years ended December 31, 2007 and 2006, respectively. As Suncoast continues to grow and accumulate inventory of products for resale, Suncoast will require additional capital. Mnagement believes that the Spin-off and the resulting status of Suncoast as a publicly traded company will provide Suncoast with additional opportunities to access the public equity markets for growth capital.

Patient Portal Technologies, Inc. is a publicly-traded company (OTCBB: PPRG) engaged in the business of health-care technology. By spinning off its holdings in Suncoast shares to its shareholders, Patient Portal Technologies, Inc. will be in a better position to focus its efforts on making a profit in its own operations.

MECHANICS OF COMPLETING THE SPIN-OFF

Within ten days of the date of this prospectus, Suncoast will deliver 3,500,000 shares of our common stock to the distribution agent, Continental Stock Transfer Co., to be distributed to the shareholders of Patient Portal Technologies, Inc. on the ratio to be established on the record date.

If you hold your Patient Portal Technologies, Inc. shares in a brokerage account, your Suncoast shares of common stock will be credited to that account. If you hold your Patient Portal Technologies, Inc. shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. Although the distribution ratio is yet to be determined, fractional shares will be rounded up to the nearest whole number, therefore, no fractional shares will be issued. No shareholder of Patient Portal Technologies, Inc. will be required to make any payment or exchange any shares in order to receive our common shares in the spinoff. Patient Portal Technologies, Inc. will bear all of the costs of the distribution, and Suncoast is bearing the costs of this registration statement.

TAX CONSEQUENCES OF THE SPIN-OFF

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, Patient Portal Technologies, Inc. would need to control at least 80% of our outstanding capital stock to qualify as a tax free spin-off. Patient Portal Technologies, Inc. does not meet this requirement and consequently, we do not believe that the distribution by Patient Portal Technologies, Inc. of our stock to its shareholders will qualify for tax free spin-off status.

The distribution of the Suncoast stock to Patient Portal Technologies, Inc. shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the Suncoast stock on the date of the distribution, as determined in good faith by Patient Portal. If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV. The tax impact of the distribution on Patient Portal Technologies, Inc is not anticipated to be significant.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.

We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive the sale price of any common stock we sell to the selling stockholder upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, except that Patient Portal Technologies, Inc. received its shares through a Share Exchange Agreement with us in September, 2005.

Name	Shares of Common Stock Owned Prior to the Offering (1)		Percentage of Ownership Before the Offering (1)	Number of Shares Being Offered		Shares of Common Stock Owned After the Offering(2)	Percentage of Ownership After the Offering(2)

Patient Portal Technologies, Inc.	3,500,000	(3)	34.0%	3,500,000	(3)	0	0%

(1) Applicable percentage ownership is based on 9,275,000 shares of common stock outstanding as of February 15, 2008, together with securities exercisable or convertible into 1,000,000 shares of common stock within 60 days of February 15, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 15, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes all shares offered hereby are sold.

(3) Patient Portal Technologies, Inc. will distribute 3,500,000 shares of our common stock to its shareholders in the spin-off distribution

(4) Represents the shares of common stock issuable upon exercise of 1,000,000 Common Stock Purchase Warrants.

PLAN OF DISTRIBUTION

This prospectus covers 4,500,000 shares of our common stock, including the spin off distribution of 3,500,000 shares of our common stock owned by Patient Portal Technologies, Inc. The distribution by Patient Portal Technologies, Inc of 3,500,000 shares of our common stock to the Patient Portal Technologies, Inc shareholders will be accomplished by direct mail upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of the Patient Portal Technologies, Inc dividend distribution will be performed by our transfer agent, Continental Stock Transfer Co.  See "The Spin-Off Transaction" at page ___.

All of the common stock offered hereby by the Selling Shareholders pursuant to a Resale Prospectus. We will not realize any proceeds from the sale of the common stock by the selling shareholders. The selling shareholders other than Patient Portal Technologies, Inc. are listed on page ___ of this prospectus and are offering up to 1,000,000 shares of our common stock under this prospectus. The number of shares that the selling shareholders may sell are comprised solely of shares of common stock, some of which they will receive if they exercise warrants for the purchase of shares of common stock. Through this prospectus, we are only registering the re-sale of the shares of common stock, including those to be issued upon the exercise of warrants, and a copy of the prospectus will be provided to each purchaser of the Shares registered herein (the "resale prospectus").

The selling shareholders will sell their shares in public or private transactions at an initial price of $.50 per Share (estimated by the Company based upon the $.50 exercise price of the majority of the outstanding Common Stock Purchase Warrants). Until such time as a market price for our Common Stock is quoted on the OTC Bulletin Board, selling shareholders may sell at prevailing market prices or at privately negotiated prices. We will not receive any proceeds  from the sale of the shares of common stock by the selling shareholders. The shares of common stock registered in this offering that are issuable upon the exercise of warrants are exercisable at prices from $.25 to $.50 per Share and the warrants do not contain cashless exercise provisions. If these warrants are fully exercised, we will receive approximately $375,000 from the exercise of the warrants.

Patient Portal Technologies, Inc is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders. The shareholders of t Patient Portal Technologies, Inc receiving shares in the distribution by Patient Portal Technologies, Inc may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

The distribution of the common stock by the selling shareholders is not subject to any underwriting agreement. The selling shareholders may sell the common stock offered hereby from time to time in transactions on one or more exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. In addition, from time to time, the selling shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the common stock in connection therewith.

A selling security holder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling security holder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling security holder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling security holder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling security holder of the secured obligation, may sell or otherwise transfer the pledged shares.

Such transactions may be effected by selling the common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the common stock for whom such broker-dealers may act as agents. The selling shareholders will pay any transaction costs associated with effecting any sales that occur.

In order to comply with the securities laws of certain states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the  purchases and sales of shares of common stock by the selling shareholders.

The selling shareholders are not restricted as to the price or prices at which they may sell their common stock. Sales of such shares may have an adverse effect on the market price of the common stock.

We have agreed to pay all fees and expenses incident to the registration of the common stock, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the selling shareholders.

This prospectus also may be used, with our consent, by donees or other transferees of the selling shareholders, or by other persons acquiring the common stock under circumstances requiring or making desirable the use of this prospectus for the offer and sale of such shares.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares sold in this offering will be freely tradable, except that any shares acquired by our affiliates, as that term in is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Any of our affiliates that are selling security holders may not acquire shares sold in this offering until their distribution is completed. Based on shares outstanding as of February 15, 2008, the 6,775,000 shares of our common stock outstanding that are not registered in this prospectus will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 144(k) promulgated under the Securities Act, which rules are summarized below. Subject to the provisions of Rules 144 and 144(k), there are an additional 6,775,000 shares that are currently restricted that will be available for sale in the public market over the next twelve months.

Rule 144. In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed:

o	1% of the then outstanding shares of our common stock, which will beapproximately 102,750 shares prior to this offering and 112,750 shares assuming all of the outstanding warrants were exercised.

In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is presently no public market for our common Stock. We have applied for listing of our Common Stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our Common Stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever develop be sustained.

Holders

As of February 15, 2008, there were 10,275,000 shares of common stock issued and outstanding. As of February 15, 2008, there were 61 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any decisions as to future payment of cash dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant. We are also subject to certain restrictions related to the declaration of dividends on our common stock share by the terms of our outstanding preferred stock.

DESCRIPTION OF BUSINESS

History of the Business

Suncoast Nutriceuticals, Inc. (the "Company") is a Delaware corporation which has been organized for the purpose of manufacturing and marketing an all-natural line of sun-care and skin-care products for the spa, resort and specialty boutique markets, primarily through the Internet In September, 2005, the Company acquired over sixty product formulations and trademarks for “Caribbean Pacific” and “Suncoast Naturals” products from Patient Portal Technologies, Inc.

We have an authorized  capitalization of 50 million shares of Common Stock($.001 par value) and 1,000,000 shares of unclassified Preferred Stock ($.01 par value),  of which 10,275,000  shares of Common Stock, and no Shares of Preferred Stock are issued and outstanding.

The Company's executive offices are located at 14404 North Road, Loxahatchee, FL 33470.

The telephone number is (561) 995-7345, and the Company's corporate website is www.suncoastNutruceuticals.com. Our on-line e-commerce website, www.SuncoastNaturals.com, is presently under construction and is expected to be fully-functional by March 31, 2008.

Our Product Line

Our product line consists of over sixty sun-care, skin-care and spa products, of which sixteen are planned to be in production during the first quarter of 2008, with additional products being introduced thereafter. Our entire product line has been designed to be non-toxic, and the ingredients and formulations used it our products are designed to be suitable for persons who are allergic or chemically-sensitive to the chemical ingredients contained in many cosmetic or skin-care products. Our current products include skin moisturizers, SPF (Sun Protection Factor) rated sunscreens, natural oils, shampoos and conditioners, and an all-natural skin gel which relieves pain and discomfort caused by burns, bites, scrapes and sun exposure.

Our products include skin lotions and oils which contain our proprietary formulations, and are sold under a variety of our trademarked brand-names including "Black Pearl Oil", "Diamond Rose Oil", "Solcreme" SPF suntan lotions, "Kukui Rose" skin moisturizer, "Karibbean Kidz" SPF protection for children, "Sport Sol" dry-grip products for the golf and tennis markets, and "Bye-Beast" natural insect repellent.

Distribution Channels

We plan to sell our products through a variety of distribution channels, including wholesale, retail, Internet sales, and 800# telephone marketing, although we expect that Internet sales and marketing will provide over 75% or our revenue.

Current Corporate Strategy:

Our Company Websites

We maintain a corporate and product information website at www.SuncoastNaturals.com which not only provides consumers with detailed information about our products and formulations, and we are presently developing a fully-finctional e-commerce website which will allow our customers to purchase our products on-line. This site is presently under construction and we expect to have it fully operational in the first quarter of 2008. We are also launching an 800 toll-free number to assist customers with product information and for mail orders of our products.

As part of our Internet-oriented business plan we will be exploring various opportunities for web-based marketing of our products, including advertising on internet portals and co-marketing arrangements with other websites. At the present time, we are not in negotiations with any parties to broaden our web-based marketing.

Manufacturing

The Company will not own any manufacturing facilities, but will contract with one or more non-affiliated contract manufacturers operating under a confidentiality agreement with respect to the Company's proprietary formulations. At present, there are no supply or other contracts with any manufacturer.

Competition

Our sun-care and skin-care business competes directly with entrenched, well-funded and highly regarded multi-national competitors such as Johnson & Johnson, Schering-Plough, and Lancome, as well as mass-market sun-care products such as Hawaiian Tropic and Banana Boat. Their earlier entry, greater resources and broader presence in the United States could make competing against these entities impracticable. Our e-commerce unit also faces intense competition from traditional retailers; websites maintained by online retailers of similar merchandise; and Internet portals and online service providers that feature shopping services, such as America Online and Yahoo! These competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive  pricing or inventory availability policies than we can.

We believe that our ability to compete successfully depends on many factors, including the quality of our products; the market acceptance of our products, websites and online services and the success of our sales and marketing efforts. More specifically, we have formulated our products using all-natural ingredients without chemical additives or preservatives, and they are derived from organic and renewable resources. Our products are designed to be suitable for most people with chemical sensitivities or who are allergic to the chemicals found in many sun-care and skin-care products.

Although we have developed and are marketing a full line of sun-care, skin-care, and body-care products containing only natural and non-chemical ingredients; however, we are faced with the challenge of gaining market recognition for our products and services. However, we cannot be certain that we will have sufficient resources to establish our brands or achieve the level commercial acceptance necessary for our offerings to effectively compete in this industry. The failure to create this recognized brand identity could have a material adverse effect on our ability to continue business operations.

Recent Agreements

In November, 2007, we entered into a Sales Management and Service Agreement with Clifton Management & Trading, an unaffiliated company, to create an independent marketing and sales organization for a new line of all-natural sun, skin, and body-care products to be launched in the United States and Canada later this year.  In particular, this consultant is helping us to design a new line of products which will be targeted to health food chains, specialty boutiques, and the luxury spa market. The agreement is for a four-year period and provides for a 15% commission of net invoice amounts based on product sales generated through its marketing efforts. The company received 500,000 shares of our Common Stock as partial consideration for their services.

Research and Development

We have conducted minimal research and development activities since acquiring the Caribbean Pacific and Suncoast Naturals formulations in September, 2005.  In the future,  research activities will primarily be aimed at discovering and developing new and enhanced sunscreens and skin care products and brand extensions of our existing products.

The Company's research activities will be concentrated in the areas of all-natural sun-, skin-, and body-care products. It cannot be predicted when or if any of these products might be developed or become available for commercial sale.

Government Regulation

Pharmaceutical companies are subject to extensive regulation by a number of national, state and local agencies. Of particular importance is the FDA. It has jurisdiction over all our businesses and administers requirements covering the testing, approval, safety, effectiveness, manufacturing and labeling of our "SPF" (sun protection factor) labeled products. The extent of FDA requirements and/or reviews is limited to our SPF suncare products, and would affect the amount of resources necessary to develop new products and bring them to market in the United States. The FDA does not have regulatory jurisdiction over our non-SPF products.

We are not required to submit our products to the FDA or obtain any approval from the FDA prior to manufacturing or selling our products. The regulations imposed by the FDA are compliance related and are required standards we must meet in the testing, safety, manufacturing and labeling of our products. For example, our SPF products cannot contain certain elements under FDA regulations, but we are not required to have the FDA review and test our products to ensure they do not contain those banned elements. The FDA does has the ability to institute an investigation based on complaints received, which could involve a review of and testing of our products.

On an ongoing basis, the FDA regulates the facilities and procedures used to manufacture pharmaceutical products in the United States or for sale in the United States. All products made in such facilities are to be manufactured in accordance with Good Manufacturing Practices (GMPs) established by the FDA.

Failure to comply with governmental regulations can result in delays in the release of products, delays in the approvals of new products, seizure or recall of products, suspension or revocation of the authority necessary for the production and sale of products, fines and other civil or criminal sanctions.

Environment

To date, compliance with federal, state and local environmental protection laws has not had a materially adverse effect on the Company. The Company will make necessary expenditures for environmental protection. We have not incurred any capital expenditures for environmental control purposes. It is anticipated that continued compliance with such environmental regulations will not significantly affect the Company's financial statements or its competitive position.

Employees

   At December 31, 2007, we had two salaried employees who are the executive Officers of the Company. The Company expects to add additional hourly employees during calendar year 2008 as our sales and marketing program becomes fully operational, as well additional professional salaried employees as needed for management and research/development positions. The Company intends to increasingly utilize independent marketing organizations and manufacturer's representatives who will promote the Company's product line on a commission basis and thereby avoid the expense of creating an expanded in-house  marketing capability. We do not expect a significant increase in either full-time or part-time salaried employees during the next three to six months, but we expect that an additional four to six hourly employees will be hired during that period.

Properties

   Our principal office facility is located in Loxahatchee, FL in office space provided by an Officer of the Company on a month-to-month basis at a cost of $500.00 per month.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	lack of demand for our products and services offered over the Internet;
•	competitive products and pricing;
•	limited amount of resources devoted to advertising and marketing;
•	changes in the regulation of Internet sales and marketing at either or both of the federal or state levels;
•	competitive pressures in the suncare and skincare industry;
•	general conditions in the economy and capital markets.

Critical accounting policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, bad debts, inventories, warranty obligations, contingencies and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A discussion of our critical accounting policies and the related judgments and estimates affecting the preparation of our consolidated financial statements is included in our financial statements included in this prospectus.

Overview:

Recent Developments

Since our inception, the Company has financed operations exclusively through equity security sales and short-term debt. The Company may need to raise cash through additional equity sales at some point in the future in order to sustain operations. Accordingly, if our revenues are insufficient to meet needs, we will attempt to secure additional financing through traditional bank financing or a debt or equity offering; however, because the start-up nature of the Company and the potential of a future poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our continuing plan of operations. There can be no assurance that we will be able to obtain financing on satisfactory terms or at all, or raise funds through a debt or equity offering. In addition, if we only have nominal funds by which to conduct our operations, it will negatively impact our potential revenues.

Results of Operations—Inception (2005) through Year Ended December 31, 2007

The Company has been its development stage since its inception in September, 2005, when it acquired over sixty product formulations and trademarks for “Caribbean Pacific” and “Suncoast Naturals” products from Patient Portal Technologies, Inc.   As part of its development, we have refined a marketing program which will rely extensively on Internet marketing and promotion, as well as the utilization of independent distributors to penetrate the luxury spa and cruise-ship markets.

We have had no revenues from operations since our inception, but we expect to launch our Internet marketing program before the end of the third quarter of 2008. In November, 2007, we entered into a Sales Management and Service Agreement with Clifton Management & Trading, an unaffiliated company, to create an independent marketing and sales organization for a new line of all-natural sun, skin, and body-care products to be launched in the United States and Canada later this year.  In particular, this consultant is helping us to design a new line of products which will be targeted to health food chains, specialty boutiques, and the luxury spa market. The agreement is for a four-year period and provides for a 15% commission of net invoice amounts based on product sales generated through its marketing efforts. The company received 500,000 shares of our Common Stock as partial consideration for their services.

Compensation expense was $25,952 for the year ended December 31, 2007, as compared with $0 for the year ended December 31, 2006. Management is working to keep Compensation in reasonable proportion to the overall Company sales and expenses, although we expect that our compensation expenses will grow in calendar year 2008 as we commence our sales and marketing program. Management is utilizing stock-based compensation to outside consultants as part of our development-stage business activities, but we expect such compensation to remain limited in support of our aforementioned objective of keeping overall Compensation in proportion to Company sales and expenses.

General and administrative expenses for the year ended December 31, 2007 were $8,201 compared to $8,725 for the year ended December 31, 2006. Management anticipates a growth in general and administrative expenses during fiscal year 2008 due to the overall increase in planning and operational expenses as well as product marketing, sales and promotional activities.

Depreciation and amortization expense was $0 for the year ended December 31, 2007 as compared to $0 for the year ended December 31, 2006. Depreciation on fixed assets is calculated on the straight-line method over the estimated useful lives of the assets.

Liquidity and Capital Resources
The Company's cash balance at December 31, 2007 increased to $61,715 from $40,451 as of December 31, 2006 as a result of increased capital contributions. The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. Unless our revenues increase, we will need to obtain at least $500,000 in additional capital during the next twelve months to continue our business operations. We cannot be sure that we will be able to obtain this needed capital from third parties on reasonable terms or at all. We believe that the future growth of our business operations over the next twelve to eighteen months to a level necessary to achieve profitable operations will require additional capital of at least $1,000,000. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, product development, general operations or any other initiatives.

Off Balance Sheet Arrangements

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company is exposed to market risk from changes in foreign currency exchange rates, including fluctuations in the functional currency of foreign operations. The functional currency of operations outside the United States is the respective local currency. Foreign currency translation effects are included in accumulated comprehensive income in shareholder’s equity.   The Company does not utilize derivative financial instruments to manage foreign currency fluctuation risk.

DESCRIPTION OF PROPERTY
Principal Executive Offices

Our headquarters operate out of approximately 400 square feet of leased facilities located at 14404 North Road, Loxahatchee, FL 33470. Our telephone number is (561) 33431. Our lease is on a month-to-month basis, and our monthly rental payments are $500.00.  The space is provided by an Officer of the Company.

We believe that these lease arrangements are adequate for the next three months, but that additional space and/or facilities will be required my mid-2008. We will continue to utilize independent third-parties for the manufacturing, distribution, and fulfillment of our products, and therefore do not believe that we will need additional space for those functions in the foreseeable future.

We do not own any real property or intend to own any real property in the foreseeable future. We do not intend to renovate, improve or develop real properties. We are not subject to any competitive conditions for real property and currently have no real property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

   The Company is not at present not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

   We are not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MANAGEMENT OF THE COMPANY

Executive Officers and Directors

The following table lists the names and ages of our current executive officers and directors. . Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board.

Name	Age	Position
Kevin McDonnell	52	Chief Executive Officer and Chairman of the Board of Directors
Shannon P. Reilly	27	Secretary and Director

The principal occupations and positions for the past five years, and in some cases prior years, of the executive officers and directors named above, are as follows unless set forth elsewhere in this report:

KEVIN J. McDONNELL

Mr. McDonnell has served as President of the Company since January. 2007. He is primarily responsible for the development of new markets, business planning and the facilitation of a corporate strategy for the future. He has over 25 years in the private and public sectors, and has been involved in business development activities in a number of positions. Prior to joining the joining the Company, Mr. McDonnell held a senior position with Inn-Room Technology, Inc. from 2002 to 2007. The company is a single source provider for technology and communications in the hospitality industry.

Mr. McDonnell has also served in various executive sales, marketing and business development positions for Canon U.S.A. In that position he was instrumental in development and deployment of an advertising platform in the professional sports area. This platform is still being utilized today, and continues to give maximum brand awareness to the public and to develop the corporate image and increase consumer sales.

He served as the Vice President of Sales for American Leisure Corporation, coordinating the development of its restaurant and entertainment concept. American Leisure completed an initial public offering of its stock during Mr. McDonnell's tenure. Mr. McDonnell has also been involved with Kidwell Environmental as a principal. The company obtained a patent for a new, innovative method of air-conditioning.

Mr. McDonnell is a graduate of Hofstra University, where he earned a BBA degree. He also attended Adelphi University's MBA program.

SHANNON P. REILLY

Ms. Reilly has served as the corporate Secretary and as a Director of the Company since May, 2007. From 2001 through the present she has served as Executive Director of Lazy Acres Farm, Inc., an equestrian training and services company with locations in Florida and Vermont. Her duties with the Company include development and coordination of our Internet marketing strategy as well as corporate communications.

Ms. Reilly is a graduate of Excelsior College of the State University of New York, with a B.S. degree in Communications.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2007 and December 31, 2006 compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its executive officers,  referred to as our named executive officers.  There was no salary or other compensation paid or awarded by the Company for the inception year ended December 31, 2005.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kevin McDonnell (1) Chairman and Chief Executive Officer	2007	12,000	0	0	0	0	0	0	12,000

William J. Reilly (2)	2006			25,000					25,000

Shannon Reilly (1) Chief Financial Officer and Director	2007	12,000	0	0	0	0	0	0	12,000

(1)
Mr. McDonnell became our Chief Executive Officer in January, 2007 and therefore received no compensation in any prior fiscal years.  Shannon Reilly became our Chief Financial Officer and Director in May, 2007 and  therefore received no compensation in any prior fiscal years.

(2)	Mr. Reilly served as President of the Corporation from September, 2005 to December, 2006.

Stock Option and Other Compensation Plans

On August 30, 2005, we adopted a stock option plan for employees, directors, consultants and advisors, which provides for the issuance of up to 1,000,000 shares of common stock and which was ratified by the shareholders of the Company on the same date. No options have been granted under this plan. As such, none of the executive officers listed in the Summary Compensation Table exercised stock options or held unexercised stock options during 2007.

Stock Option Grants and Exercises

No options have been granted or exercised since the Company’s inception in 2005.

Employment Agreements

The Company has entered  into a two-year  employment  agreement  with Kevin McDonnell to serve as the President and Chairman of the Company at an annual salary of $24,000,  commencing on January 1, 2008.  Other than this Agreement,  the Company has no other employment or compensation agreements.

Equity Compensation Plan Information

We maintain no equity compensation plan at this time. As such, none of the executive officers listed in the executive compensation table have any outstanding stock awards.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. During the fiscal year ended December 31, 2007, the following officers and employees participated in deliberations of our board of directors concerning executive officer compensation: Kevin McDonnell and Shannon Reilly. During the fiscal year ended December 31, 2007, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

Compensation of Directors

Directors who are also employees of the Company (consisting in 2007 of Kevin McDonnell and Shannon Reilly) receive no additional remuneration for their services as directors. Non-employee directors receive a quarterly retainer of $1,250 and are reimbursed for necessary travel expenses incurred in connection with board meetings.

The following table summarizes the compensation for our non-employee board of directors for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

NONE	--	--	--	--	--

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

None.

Director Independence

We have applied to have our common stock traded on the OTC Bulletin Board, which does not impose on us standards relating to director independence, or provide definitions of independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information at to shares of common stock beneficially owned as of February 4, 2008 by:
•	each director;
•	each officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial owner is c/o Suncoast Nutriceuticals, Inc.,  14404 North Road, Loxahatchee, FL 33470.

Name	Shares of Common Stock Beneficially Owned	Percentage
Kevin J. McDonnell (1)	100,000	1%

Shannon P. Reilly (1)(3)	100,000	1%

Doylestown Partners, Inc. (2) 105 Heidi Drive Portsmouth, RI 02871	900,000	9%

Shamrock Equities, Inc. (3) 5447 NW 42nd Ave. Boca Raton, FL 33496	850,000	8.5%

All officers and directors as a group (2 individuals owning shares)	1,850,000	19.5%

Patient Portal Technologies, Inc. 7108 Fairway Drive Palm Beach Gardens, FL 33418	3,500,000	34%

(1) Officer and/or Director.

(2) Represents (i) 300,000 shares of Common Stock (ii) 300,000 shares of common stock underlying 300,000 Class “A” Common Stock Purchase Warrants, and (iii) 300,000 shares of common stock underlying 300,000 Class “B” Common Stock Purchase Warrants.

(3) Shannon P. Reilly, an Officer and Director of the Company, is also an Officer, Director, and minority shareholder of Shamrock Equities, Inc. and Doylestown Partners, Inc.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.  Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of February 15, 2008.

DESCRIPTION OF SECURITIES

The following information describes our capital stock, warrants and provisions of our certificate of incorporation, as amended, and bylaws, all as in effect upon the date of this prospectus. This description is only a summary. You should also refer to our certificate of incorporation, as amended, and bylaws, which have been previously filed with the SEC and are incorporated by reference as exhibits into the registration statement of which this prospectus is a part and more fully described below.

Common Stock

We are presently authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share.  As of February 15, 2008, there were 10,275,000 shares of common stock outstanding.  If all of the shares of common stock registered in this  registration Statement that are reserved and issuable upon the exercise of outstanding warrants are issued there will be 11,275,000 shares outstanding.  The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.  There is no cumulative voting for election of directors.  Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, and, upon our liquidation, dissolution or winding up, they are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the preferred stock, if any.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Preferred Stock

We are presently authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value per share.  Such preferred stock may be issued in one or more series, on such terms and with such rights, preferences and designations as our board of directors may determine.  Such preferred stock may be issued without action by stockholders.

Options and Warrants

In addition to our outstanding common stock, there are, as of February 15, 2008,  issued and outstanding  common stock purchase warrants which are exercisable at the price-per-share indicated, and which expire on the date indicated, as follows:

Description	Number	Exercise Price	Expiration
Class "A" Warrants	500,000	$ 0.25	12/31/10
Class "B" Warrants	500,000	$ 0.50	12/31/10

We have also authorized and reserved for insurance up to 1,000,000 shares of common stock in connection with the 2005 Incentive Stock Option Plan (to date, no options have been granted).

Anti-Takeover Effects of Certain Provisions of Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

o	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder; or

o
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the numbers of shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o
on or subsequent to such date, the business combination is approved bythe board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include:

o	any merger or consolidation involving the corporation and theinterested stockholder;

o	any sale, transfer, pledge or other disposition of 10% or more of theassets of the corporation involving the interested stockholder;

o	subject to certain exceptions, any transaction that results in theissuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

o
any transaction involving the corporation that has the effect ofincreasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

o	the receipt by the interested stockholder of the benefit of any loans,advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. This provision could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Transfer Agent

Our Transfer Agent is Madison Stock Transfer, Inc., Brooklyn, NY 11229.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation, as amended, and bylaws, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our articles of incorporation, as amended, and bylaws, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, are necessary to attract and retain qualified persons as directors and officers.

Under the Delaware General Corporation Law and our articles of incorporation, as amended, and bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by William J. Reilly, Esq.,, New York, New York. Mr. Reilly received 250,000 shares of Common Stock as partial consideration for services rendered.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005, appearing in this prospectus and registration statement have been audited by Harris Rattray CPA., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE .

None.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Furthermore, we filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov .

SUNCOAST NUTRICEUTICALS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007

SUNCOAST NUTRICEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page

Registered Public Accountant	F-3

Financial Statements

Balance Sheets as of December 31, 2007 and 2006	F-4

Statement of Operations for the years ended December 31, 2007 and 2006	F-5

Statement of Stockholder’s Equity for the year ended December 31, 2007	F-6

Statement of Cash Flows for the years ended December 31, 2007 and 2006	F-7

Notes to the Financial Statements.	F-8 – F-9

REPORT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTANT

The Board of Directors and Stockholders
Suncoast Nutriceuticals, Inc.

I have audited the accompanying balance sheet of Suncoast Nutriceuticals, Inc., as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the three years ended December 31, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suncoast Nutriceuticals, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of operations and cash flows for each of the three years ended December, 31 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ HARRIS F RATTRAY CPA

HARRIS F RATTRAY CPA
Pembroke Pines, Florida
March 14, 2008

9680 Pines Boulevard  *  Pembroke Pines, Florida 33024  *  954-432-1632  *  Fax 954-432-1634
Email: hrattraycpa@bellsouth.net  *  Website: www.rattraycpa.com

SUNCOAST NUTRICEUTICALS, INC.
BALANCE SHEET
(A Development Stage Company)

ASSETS
	December 31,	December 31,
	2007	2006

Current Assets:
Clients Trust Account	$61,715	$40,451
Total Current Assets	61,715	40,451

Fixed Assets:
Equipment	864	1,152

Intangible Asset	253,500	253,500
	-	-
TOTAL ASSETS	$316,079	$295,103

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued expenses	$20,416	$14,327
	-	-
Total Current Liabilities	20,416	14,327

Long Term Debt	250,000	275,000

Stockholders' Equity:

Common stock,par value $0.001 per share authorized 50,000,000 shares;10,725,000 and 8,000,000 shares issued and outstanding as of December 31, 2007 and 2006.	146,800	58,300

Preferred shares, par value $0.01 per share authorized 1,000,000 shares; no shares issued and outstanding as of December 31, 2007 and 2006

Deficit accumulated during the development stage	(101,137)	(52,524)

Total Stockholders' Equity	45,663	5,776

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$316,079	$295,103

See notes to financial statements.

SUNCOAST  NUTRICEUTICALS, INC.
STATEMENT OF OPERATIONS
(A Development Stage Company)

	Year ended	Year ended
	December 31, 2007	December 31, 2006

Revenues	$-	$-

Cost and expenses:
General and administrative expenses	40,440	11,812
Legal & Professional	5,000	5,000
	45,440	16,812

Loss from operations	(45,440)	(16,812)

Interest expense	(3,173)	(3,462)

Loss before provision for income taxes	(48,613)	(20,274)

Provision for income taxes	-	-

Net loss	$(48,613)	$(20,274)

Loss per share - basic and diluted	$-	$-

Weighted average number of common shares outstanding - basic and diluted	10,275,000	8,000,000

See notes to financial statements.

SUNCOAST NUTRICEUTICALS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(A Development Stage Company)

		Common Stock		Preferred Shares		Deficit Accumulated During Development
	Total	No of shares	Amount	No of shares	Amount	Stage

Balance,December 31, 2006	$(52,524)	-	$-	-	$-	$(52,524)

Common Stock issued for expenses less cost of issue	146,800	10,275,000	146,800	-	-	-

Net loss for the year	(48,613)					(48,613)

Balance, Decemberl 31, 2007	45,663	10,275,000	146,800	-	-	(101,137)

Balance, December 31, 2007	$45,663	10,275,000	$146,800	-	$-	$(101,137)

See notes to financial statements.

SUNCOAST NUTRICEUTICALS, INC.
STATEMENT OF CASH FLOWS
(A Development Stage Company)

	Year ended	Year ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net loss	$(48,613)	$(20,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	288	288
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses and accounts payable	6,089	8,462
Net Cash Used in Operating Activities	(42,235)	(11,525)

Cash flows from investing activities:
Purchase of equipment	-	(1,439)
	-	(1,439)

Cash flows from financing activities:
Proceeds from issuance of common stock	88,500	52,800
Principal payments on debt	(25,000)	-
Net Cash Flows Provided by Financing Activities	63,500	52,800

Net Increase in cash	21,264	39,836

Cash - beginning of period	40,451	615

Cash - end of period	$61,715	$40,451

Supplementary information:
Cash paid during the year for:
Interest	$3,173	$3,462
Income taxes	$-	$-

See notes to financial statements.

SUNCOAST NUTRICEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007
(A DEVELOPMENT STAGE COMPANY)

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation. Suncoast Nutriceuticals, Inc. (the "Company or "Suncoast"), a development stage company, was originally incorporated in Delaware in August 26 2005.  The Company is focused on the all-natural line of sun-care and skin-care products for the spa, resort and specialty boutique markets.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies".  The Company has no revenue to date and there is no assurance the Company will achieve a profitable level of operations.

Use of Estimates. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lines of the relative assets, which range as follows:

Furniture & Fixtures	5-7 years
Office Equipment	5-7 years
Computer equipment	5 years
Leasehold improvements	15 years

The company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate.

Concentration of Credit Risk. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings (Loss) Per Share. Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period.  Diluted loss per common share is computed by dividing net loss by the weighed average number of common shares and potential common shares during the specified period. The Company has no potentially dilutive securities.

Evaluation of long-lived Assets. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Income Taxes. Income taxes are not provided for in the financial statements since Suncoast Nutriceuticals, Inc. incurred a net loss for the years December 31, 2007 and 2006.

Fair Value of Financial Instruments. For financial instruments including cash and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards. The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.	NOTE PAYABLE - RELATED PARTY

The note payable consists of amounts due to shareholders.  The note is due on demand and interest is payable at a rate 15% per annum on a portion of the note.  For the period August 26, 2005 (Date of Formation) through November 30, 2007, the Company recorded interest expense of $7,500.

3.	COMMON STOCK

The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock.  In 2007, the Company issued 10,275,000 common shares and received net proceeds of $146,800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$88
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$25,000	*
Miscellaneous	$10,000	*
Total	45,480	*
*Estimated

Item 14.  Indemnification of Directors and Officers

Our articles of incorporation, as amended, and bylaws, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our articles of incorporation, as amended, and bylaws, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, are necessary to attract and retain qualified persons as directors and officers.

Under the Delaware General Corporation Law and our articles of incorporation, as amended, and bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

On September 1, 2005, we issued, in connection with the organization of the Company, a total of 1,000,000 shares of Common Stock to four parties in exchange for services rendered valued at $1,000, and sold 2,000,000 shares of Common Stock to five parties for aggregate cash consideration of $2,000.00.

On September 30, 2005, we issued 3,500,000 shares of Common Stock valued at $35,000.00 to Patient Portal Technologies, Inc. and 1,000,000 shares of Common Stock valued at $10,000.00 to three parties in connection with the acquisition of Caribbean Pacific Natural Products, Inc. on a share-exchange basis.

On December 26, 2006, we issued 500,000 shares of Common Stock to ten parties for aggregate cash consideration of $50,000.00.

On September 26, 2007, we issued 500,000 shares of Common Stock to five parties for aggregate cash consideration of $50,000.00, and a total of 200,000 shares of Common Stock valued at $20,000.00 to our two Officers and Directors as additional compensation for services rendered during calendar year 2007.

On November 30, 2007, we entered into a four-year Consulting Agreement with Clifton Marketing & Trading and issued 500,000 shares of Common Stock valued at $50,000 in lieu of cash consideration for services rendered pursuant to said Agreement.

In December, 2007, we issued 1,000,000 shares of Common Stock to one party upon conversion of a Convertible Term Promissory Note in the principal amount of $25,000.00 and 75,000 shares in lieu of cash payment of $7,500 in accrued interest.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 504 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 16.   Exhibits

Exhibit Footnote	Exhibit Number	Description of Document

*	2.1	Asset Purchase Agreement, dated August 24, 2005.

*	3.1	Articles of Incorporation of Suncoast Nutriceuticals, Inc.

**	3.2	Certificate of Authority in the State of Florida

*	3.3	ByLaws of Suncoast Nutriceuticals, Inc.

*	5.1	Opinion of William J. Reilly, Esq.

*	21.1	Subsidiaries of the Registrant

*	23.1	Consent of Harris Rattray CPA,, Independent Public Accounting Firm

*	23.2	Consent of William J. Reilly, Esq. (Included in Exhibit 5.1)

***	24.1	Power of Attorney

*      Filed herewith

**    To be filed by amendment.

***  Included on signature page herewith.

Item 17.   Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining liability of the registrant under the Securites Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

 2. Any free writing prospectus relating to the offering prepared  by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in Brooklyn, New York on March 14, 2008.

SUNCOAST NUTRICEUTICALS, INC.

By: /s/ SHANNON REILLY	By: /s/ KEVIN J. McDONNELL
SHANNON REILLY	KEVIN J. McDONNELL
Chief Financial Officer (Principal Financial and Accounting Officer)	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip M. Verges and Philip J. Rauch, and each or any one of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. McDonnell	President and Chairman	March 14, 2008

/s/ Shannon P. Reilly	Secretary and Director	March 14, 2008